UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2011

Farmers National Banc Corp.

(Exact name of registrant as specified in its charter)

Ohio	0-12055	34-1371693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Broad Street, P.O. Box 555, Canfield, Ohio		44406-05555
(Address of principal executive offices)		(Zip Code)

(330) 533-3341

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

FARMERS NATIONAL BANC CORP. LONG-TERM INCENTIVE PLAN

On June 28, 2011, the Board of Directors of Farmers National Banc Corp. (“Farmers” or the “Company”) approved a long-term cash incentive compensation program (the “LTI Program”) under which the Company’s executive officers and certain other employees are eligible to receive cash incentive payments, based upon the achievement of certain corporate and/or individual performance metrics. The following description of the LTI Program is qualified in its entirety by reference to the complete terms of the LTI Program, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

The purpose of the LTI Program is to foster and promote Farmer’s long-term financial success and increase shareholder value by motivating performance through incentive compensation. The LTI Program is intended to attract and retain the services of talented individuals and motivate participants to achieve performance objectives that promote the sound and financially healthy growth of Farmers. The LTI Program became effective upon its approval by the Board of Directors and shall continue until terminated by the Board.

The LTI Program provides for the issuance of cash-based awards to participants based upon the achievement of one or more performance objectives during a three year period (the “Performance Period”). Each participant’s target award shall be based on a specified percentage of each participant’s prior year total cash compensation, as determined by the Compensation Committee, and may be earned at the “target,” “threshold” or “maximum” performance level based upon the achievement of one or more performance objectives during the Performance Period. For performance falling below the “threshold” level, no award payment will be made. Performance objectives may relate to an individual participant, Farmers and its affiliates, one or more divisions or business units, or any combination thereof, and may be applied on an absolute and/or relative basis to one or more peer group companies or indices, as determined by the Compensation Committee in its sole discretion. For purposes of determining performance objectives, the Compensation Committee shall select objectives from the following performance metrics:

1.	Revenue;

2.	Net earnings or net income (before or after taxes);

3.	Earnings per share;

4.	Deposit or asset growth;

5.	Net operating income;

6.	Return measures (including return on assets and equity);

7.	Fee income;

8.	Earnings before or after taxes, interest, depreciation and/or amortization;

9.	Interest spread;

10.	Productivity ratios;

11.	Share price (including, but not limited to, growth measures and total shareholder return);

12.	Expense targets;

13.	Credit quality;

14.	Efficiency ratio;

15.	Market share;

16.	Customer satisfaction;

17.	NIACC (net income after cost of capital);

18.	Texas ratio; and

19.	Strategic objectives (including, branding, mergers and acquisitions, succession management, dynamic market response, new product development, expense reduction initiatives, risk management and regulatory compliance).

Payment with respect to an award shall be made as soon as reasonably practicable after the Compensation Committee has certified the level of achievement for specified performance objectives upon the conclusion of the Performance Period.

The Board of Directors or the Compensation Committee may amend or terminate the LTI Program at any time; provided, however, that neither the amendment nor the termination of the LTI Program may materially affect the rights of any participant with respect to any award that has been settled as of the date of the amendment or termination of the LTI Program, without such participant’s consent.

RETIREMENT AGREEMENT WITH FRANK L. PADEN

On June 28, 2011, Farmers and its wholly-owned subsidiary, The Farmers National Bank of Canfield (“Farmers Bank”) entered into a retirement agreement with Frank L. Paden (the “Retirement Agreement”), which became effective June 29, 2011 (the “Effective Date”), in connection with his retirement from the positions of Executive Chairman and Secretary of Farmers. The terms of Mr. Paden’s retirement are set forth in the Retirement Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference herein. The following is a summary description of the terms of the Retirement Agreement, which description is qualified in its entirety by reference to the full text of the Retirement Agreement.

Under the terms of the Retirement Agreement, Mr. Paden will remain employed by Farmers and Farmers Bank, pursuant to the terms of his employment agreement, dated December 23, 2008 (the “Employment Agreement”), from the Effective Date until September 30, 2011 (the “Retirement Date”), at which time Mr. Paden will voluntarily retire and terminate his employment. On the Retirement Date, Mr. Paden will be entitled to receive a payment of $150,000, less all withholding deductions for applicable federal, state and local income and employment taxes, which shall be paid in 18 equal monthly installments. In addition, prior to the Retirement Date, Farmers Bank has agreed to amend the eligibility provisions of its retiree medical plans, under which Mr. Paden will be eligible to participate in the retirement hospitalization insurance that Farmers Bank maintains for retirees, although, Mr. Paden will be responsible for his portion of the monthly premium consistent with other retiree insurance participants. Finally, Mr. Paden will continue to be eligible to receive benefits under the deferred compensation agreement dated January 1, 2005 (the “Deferred Compensation Agreement”), pursuant to which Mr. Paden will receive the amount of $656.47 per month for 204 months beginning on October 1, 2011.

Under the Retirement Agreement, Mr. Paden has agreed that he will continue to comply with the restrictive covenants of non-competition and non-solicitation contained in the Employment Agreement and the Deferred Compensation Agreement; provided, however, that Farmers and Mr. Paden have agreed to shorten the non-competition restrictions contained in the Deferred Compensation Agreement to a period of 18 months from the Retirement Date.

A copy of the press release issued by Farmers relative to Mr. Paden’s retirement is attached hereto as Exhibit 99.1 and incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

10.1	Farmers National Banc Corp. Long-Term Incentive Plan (filed herewith).

10.2	Retirement Agreement by and between Farmers National Banc Corp., the Farmers National Bank of Canfield and Frank L. Paden (filed herewith).

99.1	Press Release, dated June 29, 2011 (filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Farmers National Banc Corp.

By:	/s/ Carl D. Culp
Carl D. Culp
Executive Vice President, Chief Financial Officer and Treasurer

Date: June 29, 2011